Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:

Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com

INVESTOR CONTACT:

Carol Knies
Senior Director of Investor Relations
Exide Technologies
678/566-9316 phone
carol.knies@exide.com

Exide Technologies Appoints Michael Ostermann as President – Exide Europe

Milton, Georgia – (March 1, 2010) – Exide Technologies, (NASDAQ: XIDE, www.exide.com) a global leader in stored electrical-energy solutions, announces that Michael Ostermann, President of the Exide Transportation Europe operating division, also will lead the Company’s Industrial Energy Europe division under his new title as President – Exide Europe. Effective March 1, 2010, Mr. Ostermann will be responsible for the commercial and operational aspects of both Exide divisions.

“At Exide, our long-term strategy is to deliver sustainable, profitable growth amid an increasingly more competitive landscape in a global economy that has changed dramatically,” said Gordon Ulsh, Chief Executive Officer of Exide Technologies. “By appointing Michael Ostermann as President – Exide Europe, we are working to establish an even greater cohesion across our European businesses. The entire Exide executive management team acknowledges his dynamic take-charge ability and strong performance track record, and we are confident that he will be instrumental in leading these efforts for both our Industrial Energy and Transportation Europe divisions.”

All Industrial Energy Europe teams at Exide now will report to Mr. Ostermann in his expanded leadership role. As President – Exide Europe, he will continue reporting to E.J. O’Leary, President and Chief Operating Officer of Exide Technologies.

“As President of the Exide Transportation Europe division, Michael has established a solid foundation for Exide’s growth and long-term competitiveness. He has successfully led the charge in introducing a number of key initiatives designed to enhance the quality of our product portfolio, improve customer service in both original equipment and aftermarket sectors, and recover market share,” said Mr. O’Leary. “Given his foresight and experience in change management discipline, we believe that having Michael as the single point of leadership for both our Transportation and Industrial Energy teams in Europe will allow for closer collaboration on business development and strategy implementation across both operations.”

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About Exide Technologies

Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements

Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure, and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, and (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vi) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in the Americas and Europe, (viii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (ix) general economic conditions, (x) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xi) the Company’s reliance on a single supplier for certain of its polyethylene battery separators, (xii) the Company’s ability to successfully pass along increased material costs to its customers, (xiii) the loss of one or more of the Company’s major customers for its industrial or transportation products, (xiv) recently adopted U.S. lead emissions standards and the implementation of such standards by applicable states, and (xv) the ability of the Company’s customers to pay for products and services in light of liquidity constraints resulting from global economic conditions and restrictive credit markets, and (xvi) those risk factors described in the Company’s fiscal 2009 Form 10-K filed on June 4, 2009 and the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2009.

The Company cautions each reader of this report to carefully consider those factors set forth above. Such factors have, in some instances, affected and in the future could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein. The Company undertakes no obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.